SHARE PURCHASE AND CANCELLATION AGREEMENT

THIS AGREEMENT (the Agreement”) is hereby made effective this 29th day of October 2012, by and between METHA ENERGY SOLUTIONS INC., a Delaware corporation (the "Company"), and TOFT APS (the "Shareholder") with an address at Roennegade 9, 2100 Oesterbro, Denmark.

RECITALS

WHEREAS, the Company owns the interests listed on Schedule A (the “Interests”) attached hereto;

WHEREAS, the Shareholder is the holder and owner of ten million (10,000,000) shares of the Company’s common stock, par value $0.001 per share (the “Shares”);

WHEREAS, the Shareholder agrees to sell and the Company agrees to purchase and cancel the Shares in exchange for consideration as set forth herein below;

WHEREAS, the Company and the Shareholder deem it to be in their respective best interests to enter into this transaction pursuant to the terms and conditions of the Share Exchange Agreement dated October [ ], 2012, of which this Agreement is made a part thereto.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein (the sufficiency whereof is hereby acknowledged by the parties hereto), the parties hereby agree to and with each other as follows:

AGREEMENT

1.     STOCK PURCHASE. The Shareholder agrees to sell to the Company the Shares for consideration set forth in Sections 2 and Section 3.

2.     PURCHASE PRICE. The Company agrees to purchase the Shares at a purchase price of One Hundred and Seventy-Five Thousand and NO/100 Dollars (USD $175,000.00) (the “Purchase Price”).

3.     SALE OF INTEREST. The Company agrees to sell and assigns and the Shareholder agrees to purchase from the Company, the Interests.

4.     CANCELLATION OF THE SHARES. The Shares shall be cancelled and returned to the treasury effective on the date of this Agreement.

5.     RELEASE. The Shareholder, together with its heirs, executors, administrators, and assigns, does hereby remise, release and forever discharge the Company, its respective directors, officers, shareholders, employees and agents, and their respective successors and assigns, of and from all claims, causes of action, suits and demands whatsoever which Shareholder ever had, now or may have howsoever arising out of the original grant and this cancellation of the Shares.

6.     INDEMNIFICATION. The Shareholder shall indemnify and hold the Company harmless from and against any and all costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement arising, directly or indirectly, out of the Interest prior to and after the date hereof.

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7.     MUTUAL REPRESENTATIONS. The Company hereby represents and warrants to the Shareholder that it owns, of record and beneficially, and has good and marketable title to the Interests, all of which are free and clear of all liens, charges and encumbrances. The Shareholder hereby represents and warrants to the Company that he owns, of record and beneficially, and has good and marketable title to the Shares, all of which are free and clear of all liens, charges and encumbrances. As may be required, the parties will execute and deliver all such further documents (including but not limited to appropriate instruments of transfers and bought and sold notes), do or cause to be done all such further acts and things, and give all such further assurances as in the opinion of the Company or its counsel are necessary or advisable to give full effect to the provisions and intent of this Agreement.

8.     MISCELLANEOUS.

5.1       Stamp Duty, Legal and Accounting Fees. All stamp duty payable in Delaware in connection with the sale and purchase of shares in the Company shall be borne by the respective transferees and transferors in equal shares. The Shareholders and the Company shall each be responsible to pay their respective legal and accounting fees incurred by them in connection with the transactions contemplated by this Agreement, unless otherwise mutually agreed to in writing.

5.2       Waiver of Breach. All waivers under this Agreement shall be in writing. Any waiver by a party of the breach of any provision or of any condition precedent of this Agreement shall not operate as a waiver of any subsequent breach of that provision or as a waiver of the breach of any other provision or of any other condition precedent.

5.3         Severability. If any one or more provisions of this Agreement shall be adjudged or declared illegal or unenforceable, the same shall not in any way affect or impair the validity or enforceability of all or any other provision of this Agreement.

5.4         Governing Law. This Agreement and the performance hereof shall be construed and interpreted in accordance with the laws of Delaware. Any dispute arising under or out of this Agreement shall be submitted for resolution to an applicable state or federal court of competent jurisdiction that is located in Delaware.

5.5         Venue; Waivers. The Shareholder and Company irrevocably agree that all actions or proceedings in any way, manner or respect, arising out of or from or related to this agreement shall be litigated in courts having situs within the State of Delaware. The Shareholder and Company hereby waive any right they may have to transfer or change the venue of any litigation brought by another party hereto in accordance with this paragraph.

5.6         Assignment. No party may assign its rights, interest or obligations under this Agreement without the prior approval in writing of the other party.

5.7         No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies on any Person other than the parties and their respective successors and permitted assigns.

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5.8         Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto in connection with the subject matter hereof. This Agreement may not be modified, amended, altered or extended orally, and no modification shall be effective unless in writing and signed by the parties hereto.

5.9         Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns.

5.10       Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing, and shall be deemed to have been given, when received, if delivered in person or by a reputable courier service (such as Federal Express), or three (3) business days following mailing, if mailed by certified mail, return receipt requested, postage prepaid, as follows:

IF TO SHAREHOLDER:	Toft ApS

Roennegade 9

2100 Oesterbro, Denmark

Attn: Jesper Toft

Telephone No.:

Facsimile No.:

IF TO COMPANY:	METHA ENERGY SOLUTIONS INC.

c/o Anslow & Jaclin, LLP
195 Route 9 South, Second Floor

Manalapan, New Jersey 07726

Attn: Gregg E. Jaclin, Esq.

Telephone No.: 732-409-1212

Facsimile No.: 732-577-1188

5.11       Exhibits and Schedules. The Exhibits and Schedules attached hereto constitute an integral part of this Agreement. Terms defined in this Agreement that are used in any Exhibit or Schedule attached hereto and are not otherwise defined therein shall have the meanings assigned to such terms in this Agreement. Terms defined in any Exhibit or Schedule attached hereto that are used in this Agreement or in any other Exhibit or Schedule which are not otherwise defined herein shall have the meanings assigned to such terms in such Exhibit or Schedule.

5.12       Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning and interpretation of this Agreement.

5.13       Counterparts. This Agreement may be executed in multiple counterparts, each of which will be considered an original but all of which will constitute the same instrument, notwithstanding that fewer than all of the parties have signed the same counterpart. A counterpart signature page transmitted by facsimile machine will be given the same effect as an original signature page. Any party signing this Agreement by facsimile must provide the other parties with a manually signed signature page within ten (10) days after the date of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have placed their signatures hereon on the day and year first above written.

THE SHAREHOLDER:

Toft ApS

/s/ Jesper Toft
Name: Jesper Toft
Title:

THE COMPANY:

METHA ENERGY SOLUTIONS INC.,
A Delaware Corporation

/s/ Jesper Toft
Name: Jesper Toft
Title: President and Chief Executive Officer

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SCHEDULE A

1.	License to use a copy of the data mining and media intelligence software;

2.	Exclusive Distribution Agreement – United States, Canada, Israel, and the United Nations (“U.S. Agreement”) dated August 27, 2009 by and between the Company and Serenergy A/S;

3.	U.S. Agreement Amendment dated as of November 10, 2009;

4.	U.S. Agreement Amendment II dated as of January 12, 2010’

5.	U.S. Agreement Amendment III dated as of February 8, 2010;

6.	Exclusive Distribution and Manufacturing License Agreement – Vehicles (“Vehicles Agreement”) dated August 27, 2009 by and between the Company and Serenergy A/S;

7.	Vehicles Agreement Amendment dated as of November 10, 2009;

8.	Vehicles Agreement Amendment dated as of January 12, 2010;

9.	Vehicles Agreement Amendment dated as of February 8, 2010;

10.	Merger Agreement dated May 3, 2010 by and between the Company and Serenergy A/S;

11.	Merger Agreement dated October 15, 2010 by and between the Company and Serenergy A/S;

12.	Settlement Agreement dated March 15, 2011 by and between the Company and Serenergy A/S; and

13.	Settlement Agreement Amendment dated January 12, 2010 by and between the Company and Serenergy A/S.

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